Exhibit 10.10

CESIÓN DE ACCIONES DE LA SOCIEDAD MERCANTIL INVERSORA
CARIBE MAR, C.A.

Entre, OSCAR ANTONIO BRITO ROJAS, venezolano, mayor de edad, titular de la Cédula de Identidad Nro. 13.247.821 en lo sucesivo a los efectos del presente documento se denominará como “EL CEDENTE”, domiciliado en el Municipio de Chaco de la ciudad de Caracas, y METROSPACES, INC. Empresa registrada en el estado de Delaware, e identificada bajo el numero fiscal EIN 90-0817201 Estados Unidos de Norteamérica, y con sede en 888 Brickell Key Dr. #1102 Miami, FL, representado en este acto por su Presidente el Sr. CARLOS DANIEL SILVA, Argentino, mayor de edad, titular del DNI Argentino Nro. 14601808, con domicilio en Húsares 2110 Distrito Federal, Argentina, en lo sucesivo a los efectos del presente documento se denominará “EL CESIONARIO”, por medio del presente documento acordamos celebrar, como en efecto celebramos la presente Cesión de acciones de la sociedad mercantil INVERSORA CARIBE MAR, C.A., conforme a los considerandos y las cláusulas que se citan a continuación:

CONSIDERANDOS

Considerando que EL CEDENTE, y EL CESIONARIO, a los efectos del presente documento se denominarán conjuntamente LAS PARTES, han acordado desarrollar un circuito de Boutique Hoteles en Sudamérica incluyendo (i) el proyecto del hotel La Cruz de Cristo en Pariagúan, (ii) el proyecto del Hotel de Isla de Coche en el estado Nueva Esparta, (iii) el hotel IKAL, ubicado en la región de Mendoza, República Argentina, y (iv) entre otros (“El Circuito”).

LAS PARTES suscriben el presente contrato de cesión, conforme a las cláusulas que se describen a continuación:

CLÁUSULAS

PRIMERA (Cesión de acciones): Por medio del presente documento 1) EL CEDENTE vende y traspasa irrevocablemente el derecho de propiedad de TRESCIENTAS SETENTA Y CINCO MIL acciones (375.000), es decir el 60% del capital social que serán ofrecidas por pate de OSCAR ANTONIO BRITO de la empresa INVERSORA CARIBE MAR, C.A. (debidamente inscrita ante el Registro Mercantil de la Circunscripción Judicial del Estado Nueva Esparta en fecha veinticinco (25) de enero de mil novecientos noventa y cuatro (1994), bajo el número 51 y, 2) EL CESIONARIO acepta la compra por el precio de QUINIENTOS DOLARES (USD $500.00) en dinero pagado vía transferencia bancaria, pagaderos entre los 20 días después de este acto.

SEGUNDA: El presente contrato, su interpretación y el contenido del mismo, con la finalidad de dirimir cualquier controversia que pueda presentarse, se intentara resolver amigablemente mediante conversaciones, las cuales duraran al menos treinta días consecutivos contados a partir de la notificación por escrito entre las partes. En última instancia, en caso de no llegar a un término razonable que solucione las controversias para ambas partes, las Partes acuerdan someterlo a un proceso de Arbitraje Comercial bajo las reglas de arbitraje de la Cámara de Comercio Internacional de Paris (“ICC”), a celebrarse en la ciudad de Nueva York, sede del arbitraje, en idioma español. La ley sustantiva acordada entre las partes es la Ley venezolana, específicamente el Código de Comercio Venezolano. Será un arbitraje de ley, con un solo árbitro. En caso de no llegar a un acuerdo en la designación del árbitro único dentro de un lapso de 20 días continuos para hacerlo, cada parte designara un árbitro y entre estos se elegirá al tercero, en caso que los dos árbitros designados por las partes no llegaran a un acuerdo en cuanto a la designación del tercer árbitro, quien presidirá el panel arbitral, el ICC lo designara directamente acorde con el procedimiento establecido para ello en las reglas adjetivas de arbitraje del ICC.

TERCERA: las notificaciones entre las partes se realizaran a través de correo electrónico a las siguientes direcciones:

CEDENTE: oab999@gmail.com

CESIONARIO: danielsilva@fibertel.com.ar

CUARTA: Yo, Carlos Daniel Silva, plenamente identificado ut supra, declaro en nombre propio y en nombre de mi representada METROSPACES, que estoy de acuerdo con los términos y condiciones establecidas en el presente documento.

Es todo, firman en señal de conformidad, a los 20 días del mes de octubre de 2015.

/s/ Oscar Brito	/s/ Carlos Daniel Silva
EL CEDENTE	EL CESIONARIO